Calculation of Filing Fee Tables
S-3
B&G Foods, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Debt	Debt Securities	457(o)
		Debt	Subsidiary Guarantees of Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 800,000,000.00	0.0001531	$ 122,480.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 800,000,000.00		$ 122,480.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,263.00
			Net Fee Due:						$ 116,217.00
Offering Note
[1]	Includes an indeterminate amount of subsidiary guarantees of the debt securities by the additional registrants named herein. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is required in connection with the subsidiary guarantees of the debt securities. This registration statement includes $800,000,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, warrants or units of the registrant and such indeterminate amount of debt securities of the registrant as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the shares of common stock, preferred stock, warrants or units or amount of debt securities issuable upon such conversion or exchange. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction involving our common stock. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	B&G Foods, Inc.	S-3	333-266708	05/09/2023		$ 6,263.00	Equity	Common Stock, par value $0.01 per share	3,667,154
Fee Offset Sources		B&G Foods, Inc.	S-3	333-266708		05/09/2023						$ 17,081.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	B&G Foods, Inc. previously filed a 424(b)(5) on May 9, 2023 (the "Prior Prospectus Supplement"), for the sale of up to 10,000,000 shares of common stock pursuant to B&G Foods' automatic shelf registration statement on Form S-3 (File No. 333-266708), filed with the Securities and Exchange Commission on August 9, 2022. A registration fee in the amount of $17,081 was previously paid in connection with filing the Prior Prospectus Supplement. 3,667,154 shares of common stock remain unsold, of the 10,000,000 shares of common stock. B&G Foods terminated the offering of unsold securities under the prior Prospectus Supplement. As a result, B&G Foods has $6,263 in unused filing fees associated with the Prior Prospectus Supplement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, B&G Foods is using the unused filing fees to offset the filing fee payable in connection with this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A